As filed with the Securities and Exchange Commission on June 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3581650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended

AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan

(Full Title of the Plan)

Erick Lucera

Chief Financial Officer

AVEO Pharmaceuticals, Inc.

30 Winter Street

Boston, Massachusetts 02108

(Name and Address of Agent For Service)

(857) 400-0101

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,700,000 shares(2)	$7.16(3)	$19,332,000(3)	$2,109.12

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 2,200,000 shares issuable under the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended and (ii) 500,000 shares issuable under the AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 8, 2021.

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by AVEO Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering (i) 2,200,000 additional shares of its common stock, $0.001 par value per share (“Common Stock”), issuable under the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Equity Incentive Plan”) and (ii) 500,000 additional shares of its Common Stock under the AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan (the “2010 Employee Stock Purchase Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-8 (File No. 333-250276) on November 20, 2020 with respect to the 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan Prior Registration Statement”) and (ii) registration statements on Form S-8 (File Nos. 333-165530 and 333-189565) on March 17, 2010 and June 25, 2013, respectively, with respect to the 2010 Employee Stock Purchase Plan (the “2010 Employee Stock Purchase Plan Prior Registration Statements”, and together with the 2019 Equity Incentive Plan Prior Registration Statement, the “Prior Registration Statements”). This Registration Statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements relating to the Plans are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2021 (File No. 001-34655)).

4.2	Second Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended, filed on February 8, 2010 (File No. 333-163778)).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant

24.1*	Power of attorney (included on the signature pages of this Registration Statement)

99.1	2019 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF-14A filed on April 30, 2019 (File No. 001-34655)).

99.2	Amendment No. 1 to 2019 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF-14A filed on April 28, 2020 (File No. 001-34655)).

99.3	Amendment No. 2 to 2019 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF-14A filed on April 28, 2021 (File No. 001-34655)).

99.3	Amended and Restated 2010 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Form DEF-14A filed on April 28, 2021 (File No. 001-34655)).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 10th day of June, 2021.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Michael Bailey
Michael Bailey
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of AVEO Pharmaceuticals, Inc., hereby severally constitute and appoint Michael Bailey and Erick Lucera, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AVEO Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Bailey Michael Bailey	President, Chief Executive Officer and Director (Principal executive officer)	June 10, 2021

/s/ Erick Lucera Erick Lucera	Chief Financial Officer (Principal financial and accounting officer)	June 10, 2021

/s/ Kenneth Bate Kenneth Bate	Director	June 10, 2021

/s/ Kevin Cullen Kevin Cullen	Director	June 10, 2021

/s/ Corinne Epperly Corinne Epperly	Director	June 10, 2021

/s/ Anthony Evnin Anthony Evnin	Director	June 10, 2021

/s/ Gregory Mayes Gregory Mayes	Director	June 10, 2021

/s/ Scarlett Spring Scarlett Spring	Director	June 10, 2021